QUORUM FEDERAL CREDIT UNION

2 Manhattanville Road

Suite 401

Purchase, NY 10577

Dated as of March 1, 2012

Allan J Herz

President and Assistant Treasurer

BBCV Receivables-Q 2010 LLC

4950 Communication Avenue, Suite 900

Boca Raton, Florida 33431

Re:	Commitment Purchase Period Terms Letter; Terms Governing Sale of Timeshare Loans by BBCV Receivables-Q 2010 LLC (the "Seller") to Quorum Federal Credit Union (the "Buyer")

Dear Mr. Herz:

The Buyer agrees to purchase Eligible Timeshare Loans from the Seller during the Commitment Purchase Period on the terms and conditions set forth in the Loan Sale and Servicing Agreement dated as of December 22, 2010, by and among the Seller, the Buyer, Bluegreen Corporation, as the Servicer, Concord Servicing Corporation, as the Back-Up Servicer and the other parties thereto, as amended (the "Agreement") as supplemented below:

A.	Buyer Purchase Price Percentage: No less than 83% during the Commitment Period, subject to adjustment as provided herein.

B.	Program Fee Rate: 6.5% per annum for purchases during the Commitment Period, subject to adjustment as provided herein.

C.	Minimum Required Amount Underutilization Fee: A fee of (i) $50,000 shall be due to the Buyer if the Seller fails to sell to the Buyer Timeshare Loans having an aggregate outstanding principal balance as of the related Sale Dates of at least $7,000,000 by August 31, 2012 and (ii) $100,000 shall be due to the Buyer if the Seller fails to sell to the Buyer Timeshare Loans having an aggregate outstanding principal balance as of the related Sale Dates of at least $10,000,000 by December 31, 2012 (the "MRA Underutilization Fee") unless capacity is unavailable under the Minimum Required Amount. The applicable portion of the MRA Underutilization Fee will be payable within thirty (30) days of August 31, 2012 and December 31, 2012 respectively. For the purposes of determining if the MRA Underutilization Fee is due, the Buyer agrees to include the aggregate outstanding principal loan balance as of the related Sale Dates of all timeshare loans sold by BRFC-Q 2010 LLC to the Buyer during the period March 1, 2012 through December 31, 2012.

D.	Loan Purchase Fee: the product of (i) 0.50% and (ii) the outstanding principal loan balance of the related Sale Date Loan Pool.

E.	Timeshare Portfolio Performance Event triggers:

a.	Delinquency Level: 4.00% during the Commitment Purchase Period, subject to adjustment at any time by the Buyer.

b.	Default Level: 2.75% during the Commitment Purchase Period, subject to adjustment at any time by the Buyer.

c.	Cumulative Default Level: Table 1 attached hereto during the Commitment Purchase Period, subject to adjustment at any time by the Buyer.

The Buyer reserves the right to modify the Buyer Purchase Price Percentage, the Program Fee Rate and the Timeshare Portfolio Performance Event triggers, at any time during or after the Commitment Period for new fundings. Written notice of any change(s) in the Buyer Purchase Price Percentage and/or the Program Fee Rate and/or the Timeshare Portfolio Performance Event triggers will be provided by the Buyer to the Seller at least thirty (30) days in advance of the effective date thereof. Should the Buyer decrease the Buyer Purchase Price Percentage and/or increase the Program Fee Rate and/or decrease the Timeshare Portfolio Performance Event triggers during the Commitment Purchase Period for a reason other than the occurrence of a Purchase Termination Event or a Timeshare Portfolio Performance Event, the MRA Underutilization Fee shall be waived; provided, however, any portion of the MRA Underutilization Fee previously paid will not be refunded. Any change in the Delinquency Level, Default Level and/or Cumulative Default Level will be noted in the Buyer Commitment Purchase Confirmation or the Buyer Purchase Confirmation, as applicable.

This letter is provided pursuant to the provisions of Section 2.1(b) of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

QUORUM FEDERAL CREDIT UNION, as Buyer

By: /s/

Name: Bruno Sementilli

Title: President & CEO

Address:  2 Manhattanville Road

Suite 401

Purchase, NY 10577

Attention:    President/CEO

Telephone:   914-641-3739

Facsimile:  914-641-3777

[BBCV Receivables-Q 2010 LLC Signature on Next Page]

ACKNOWLEDGED AND AGREED TO:

BBCV Receivables-Q 2010 LLC, as Seller

By: /s/

Name: Anthony M. Puleo

Title: Vice President and Treasurer

Address:    4950 Communication Avenue

       Suite 900

       Boca Raton, Florida 33431

Attention:  Allan J. Herz

Telephone:   561-912-8210

Facsimile:   561-443-8743

Table I

Cumulative Default

Levels

Month	Cumulative Defaults	Month	Cumulative Defaults	Month	Cumulative Defaults
1	N/A	41	23.53%	81	33.69%
2	N/A	42	24.18%	82	33.78%
3	N/A	43	24.51%	83	33.86%
4	N/A	44	24.84%	84	33.94%
5	N/A	45	25.17%	85	34.01%
6	N/A	46	25.67%	86	34.08%
7	N/A	47	26.17%	87	34.15%
8	N/A	48	26.67%	88	34.22%
9	N/A	49	27.02%	89	34.28%
10	N/A	50	27.37%	90	34.34%
11	N/A	51	27.71%	91	34.40%
12	N/A	52	28.01%	92	34.45%
13	6.07%	53	28.30%	93	34.50%
14	6.86%	54	28.60%	94	34.55%
15	7.65%	55	29.22%	95	34.60%
16	8.55%	56	29.84%	96	34.65%
17	9.46%	57	30.46%	97	34.69%
18	10.36%	58	30.55%	98	34.74%
19	11.18%	59	30.65%	99	34.78%
20	12.01%	60	30.74%	100	34.82%
21	12.83%	61	30.89%	101	34.86%
22	13.43%	62	31.04%	102	34.89%
23	14.03%	63	31.19%	103	34.93%
24	14.64%	64	31.45%	104	34.96%
25	15.29%	65	31.72%	105	34.99%
26	15.94%	66	31.98%	106	35.02%
27	16.59%	67	32.11%	107	35.05%
28	17.26%	68	32.24%	108	35.08%
29	17.93%	69	32.37%	109	35.10%
30	18.60%	70	32.49%	110	35.13%
31	18.60%	71	32.61%	111	35.15%
32	18.98%	72	32.73%	112	35.18%
33	19.55%	73	32.86%	113	35.20%
34	19.98%	74	32.98%	114	35.22%
35	20.40%	75	33.10%	115	35.24%
36	20.82%	76	33.22%	116	35.26%
37	21.29%	77	33.33%	117	35.28%
38	21.75%	78	33.43%	118	35.30%
39	22.22%	79	33.52%	119	35.32%
40	22.87%	80	33.61%	120	35.33%